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                                                                    EXHIBIT 99.2

               BROADBASE VOTING AGREEMENT AND IRREVOCABLE PROXY


      This Voting Agreement AND IRREVOCABLE PROXY (this "AGREEMENT") is made and entered into as of September 18, 2000 (the "EFFECTIVE DATE"), by and between Servicesoft, Inc., a Delaware corporation ("SERVICESOFT"), and the undersigned stockholder (the "STOCKHOLDER") of Broadbase Software, Inc., a Delaware corporation ("BROADBASE").

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Broadbase, Servicesoft and Soldier Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Broadbase ("MERGER SUB"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT") which provides for the merger of Merger Sub with and into Servicesoft (the "MERGER"). Pursuant to the Merger, shares of common stock of Servicesoft, par value $0.01 per share ("SERVICESOFT COMMON STOCK") will be converted into shares of common stock of Broadbase, par value $.001 per share ("BROADBASE COMMON STOCK") on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

      C. Stockholder is entering into this Agreement as a material inducement and consideration to Servicesoft to enter into the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

      1.    Definitions.

            (a) "EXPIRATION DATE" means the earlier to occur of (i) the Effective Time of the Merger, and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

            (b) "SHARES" means all issued and outstanding shares of Broadbase Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Broadbase called for the purpose of voting on the matters referred to in Section 2.1, or
(ii) to take action by written consent of the stockholders of Broadbase with respect to the matters referred to in Section 2.1; provided, however, that any shares of capital stock of Broadbase that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

      (c) "TRANSFER" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or disposes of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

      2.    Agreement to Vote.

            2.1 Voting Agreement. Stockholder hereby covenants and agrees that, prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed


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meeting) of the stockholders of Broadbase, however called, unless otherwise directed in writing by Servicesoft, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares

                  (a) in favor of the Merger, the execution and delivery by Broadbase of the Merger Agreement and the adoption and approval of the terms thereof, including the issuance of the Exchange Shares pursuant to the Merger, and in favor of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

                  (b) in favor of an amendment to Broadbase's Certificate of Incorporation to increase the authorized number of shares of Broadbase Common Stock in order to permit the issuance of the Exchange Shares pursuant to the Merger; and

                  (c) against the approval of any proposal made in opposition to or in competition with the issuance of the Exchange Shares pursuant to the Merger, including, without limitation, any Broadbase Acquisition.

            Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1.

            2.2 Irrevocable Proxy. Contemporaneously with the execution of this Agreement, Stockholder will deliver to Servicesoft a proxy with respect to the Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the fullest extent permitted by applicable law (the "PROXY").

            2.3 Transfer and Other Restrictions. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                  (i) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

                  (ii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

      4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants as follows:

            4.1 Authority, Enforceability. Stockholder has full power and authority to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            4.2 No Conflicts, No Defaults and Consents. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement



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to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including, without limitation, the Shares) is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

            4.3 Shares Owned. As of the Effective Date of this Agreement, Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate, the number of shares of Broadbase Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Broadbase, other than the shares set forth below Stockholder's name on the signature page hereof.

            4.4 Accuracy of Representations; Reliance by Servicesoft. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date except as to representations that speak only as of the date of this Agreement. Stockholder understands and acknowledges that Servicesoft is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

            4.5 Further Assurances. Stockholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Broadbase or Servicesoft, to carry out the purposes and intent of this Agreement and the Proxy.

      5.    Miscellaneous.

            5.1 Severability. If any provision of this Agreement is found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

            5.2 Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by Servicesoft and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

            5.3 Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            5.4 Assignment. This Agreement and all rights and obligations hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Servicesoft



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may assign its rights, and may delegate its obligations hereunder, to any parent, subsidiary or affiliate of Servicesoft; provided, however, that any such assignee assumes Servicesoft's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

            5.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of laws pertaining to conflict of laws.

            5.6 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

            5.7 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:        _________________
                          c/o Broadbase, Inc.
                          181 Constitution Drive
                          Menlo Park, California 94025
                          Attention: Chuck Bay
                          Phone:  (650) 614-8300
                          Fax:  (650) 614-8301

with a copy to:           Fenwick & West, LLP
                          275 Battery Street, Suite 1500
                          San Francisco, CA  94111
                          Attention: David K. Michaels, Esq.
                          Phone:  (415) 875-2300
                          Fax: (415) 281-1350




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If to Servicesoft:        Servicesoft, Inc.
                          Two Apple Hill Drive
                          Natick, MA 01760
                          Attention: Massood Zarrabian
                          Phone:  (508) 653-4000
                          Fax: (508) 655-0473

with a copy to:           McDermott, Will & Emery
                          28 State Street
                          Boston, MA 12109-1775
                          Attention: John J. Egan III, P.C.
                          Phone:  (617) 535-4060
                          Fax: (617) 535-3800

            5.8 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            5.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

            5.10 Titles. The titles and captions of the sections and paragraphs of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

            5.11 Termination. This Agreement will be terminated and will be of no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.




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      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.



SERVICESOFT, INC.                         STOCKHOLDER

By:  /s/ Massood Zarrabian
    --------------------------------      ------------------------------------

Name: Massood Zarrabian

Title: Chief Executive Officer

                                          Broadbase Common Stock:
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                      [SIGNATURE PAGE TO VOTING AGREEMENT]




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                                                 EXHIBIT 1 TO VOTING AGREEMENT


                                IRREVOCABLE PROXY

      The undersigned stockholder (the "STOCKHOLDER") of Broadbase, Inc., a Delaware corporation ("BROADBASE"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Servicesoft Inc., a Delaware corporation ("SERVICESOFT"), and each of them (collectively the "PROXYHOLDERS"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Broadbase owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Broadbase which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including without limitation, in the event of a dividend or distribution of capital stock of Broadbase, or any change in Broadbase's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Broadbase's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Broadbase's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Broadbase referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

      The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Servicesoft and the undersigned (the "VOTING AGREEMENT")) at any meeting of the stockholders of Broadbase, however called, or in any action by written consent of stockholders of Broadbase:

                  (i) in favor of the merger (the "MERGER") contemplated by the Agreement and Plan of Merger by and among Broadbase, Soldier Acquisition Corp., and Servicesoft, dated as of the date hereof (the "MERGER AGREEMENT"), the execution and delivery by Broadbase of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Broadbase in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Servicesoft's or Broadbase's obligation to consummate the Merger; and

                  (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement).

      The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

      This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of



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the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Broadbase and with any Inspector of Elections at any meeting of the stockholders of Broadbase.

      This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

      Dated:  September 18, 2000.

                                          STOCKHOLDER

                                          ------------------------------------

                                          Broadbase Common Stock:
                                                                  ------------



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